CRAIG J. DELFINO
- --------------------------------------------------------------------------------
                          Certified Public Accountant
                                 7630 Post Road
                           North Kingstown, RI 02852
                                                                  (401) 294-1210
                                                                  (401) 884-6694
                                                              Fax (401) 294-2090


                     Consent of Certified Public Accountant

The Board of Directors
Encon Systems, Inc.
1105929 Ontario Limited and Subsidiaries:

We consent to incorporation by reference in the registration statements (33-81756) and (33-88118) on Forms S-3 and (33-93262) on Form S-8 of Encon
Systems, Inc. of our report dated February 17, 1995, relating to the financial statements of 1105929 Ontario Limited and Subsidiaries for the year ended December 31, 1994, which report appears in the December 31, 1995 annual report on Form 10-KSB of Encon Systems, Inc.

                                                         Craig J. Delfino C.P.A.

                                                         /s/ Craig J. Delfino


North Kingstown, Rhode Island
June 10, 1996